Paul M. Healey, C.P.A.
                           3170 W. Sahara, Suite D21
                               Spanish Oak Plaza
                              Las Vegas, NV 89107
                           Telephone: (702) 368-0664
                           Facsimile: (702) 368-1363

                                 April 3, 2000

Board of Directors
Digital D.J. Holdings, Inc.,
formerly known as
Breakthrough Electronics, Inc.
1658 East Capitol Expwy.
San Jose, CA 95121

     Re: Letter Re Changes in Certifying Accountant
         ------------------------------------------

Ladies and Gentleman:

     We are the former accountants for Breakthrough Electronics, Inc., which has changed its name to Digital D.J. Holdings, Inc. (the "Company"). As part of the change of control of the Company, we were replaced by the accountants engaged by the new management group. We concur with the statements made by the Company in the Form 8-K report concerning our dismissal as the Company's principal accountant.

     Please contact us if you have any questions. You may file this letter as an exhibit to your Form 8K-A as required by the SEC.

     Thank you for your assistance in this matter.

                            Very Truly yours,

                            /s/Paul Healey
                            --------------
                            Paul Healey